EXHIBIT 99.1

SinglePoint Inc. CEO, Wil Ralston Provides Corporate Update In Video Interview With Benzinga

NEWS PROVIDED BY

SinglePoint Inc.

Apr 20, 2022, 09:00 ET

- Focused on finding full service, high quality, regional EPC's

- Continues to drive air purification business addressing indoor air quality concerns, forecasting $15 - $20 Million in revenue

- Pending completion of Boston Solar acquisition, Company looks to uplist in 2022

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PHOENIX, April 20, 2022 /PRNewswire/ -- SinglePoint, Inc. (OTC:SING) ("SinglePoint'' or "the Company''), a renewable energy and sustainable solutions provider, had the opportunity to sit down with the team at Benzinga and provide a corporate update. Wil Ralston comments on various aspects of the business including an acquisition outlook for 2022 and planned uplist to a national exchange. Based on current revenue forecasts, subsidiary performance and acquisitions in the pipeline, the Company is looking at a season of hyper growth.

View the full interview here https://c212.net/c/link/?t=0&l=en&o=3510098-1&h=1846551681&u=https%3A%2F%2Fyoutu.be%2FcKdYl_ym6Zs&a=HEREHERE

Wil Ralston comments on various aspects of the business including an acquisition outlook for 2022 and planned uplist.

SinglePoint is working diligently to change the solar industry, and recenter it back on building lifelong customer relationships. To accomplish this, they are continuing to find and engage with EPC (Electric, Procurement & Construction) companies that are top performers in their respective regions. Companies that are acquired by SinglePoint have the ability to scale their businesses with the financial backing and support that SinglePoint provides. When planned acquisitions are finalized, SinglePoint will be another step closer to expanding their footprint and achieving their national network of solar and renewable energy solutions.

The Company's air purification sector is continuing to hold strong within the market, with projected revenues between $15M - $20M. The realization of how poor indoor air quality can affect general health and wellbeing in addition to cognitive ability has really brought to light the urgency of addressing indoor ventilation and purification. As government funding continues to roll out, SinglePoint feels this is just the beginning of a clean air wave. Schools are bringing children back for in person learning and companies are encouraging their staff to return to the office. With the influx of 'returning to normal' and reduction of COVID measures, building owners will need to turn to a solution that has long term benefits. There will be a future where clean indoor air is a health benefit building owners and companies can use as a marketing point.

SinglePoint has been working on the paperwork and has consulted with advisors, in addition to finalizing audits and drafting their S1. These steps of preparation will ensure their uplist is strategically executed in a timely manner. With the current timeline of pending acquisitions, the Company plans to uplist to a national exchange around May 2022.

About SinglePoint Inc (SING) SinglePoint Inc. is a renewable energy and sustainable lifestyle company focused on providing environmentally friendly energy efficiencies and healthy living solutions. SinglePoint is initially focused on building the largest network of renewable energy solutions and modernizing the traditional solar and energy storage model. The Company is also actively exploring future growth opportunities in air purification, electric vehicle charging, solar as a subscription service, and additional energy efficiencies and appliances that enhance sustainability and a healthier life. For more information, visit the Company's website (www.singlepoint.com) and connect on social media for the latest updates.

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934 and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential plans and objectives of the Company, the use of proceeds, anticipated growth and future expansion, are forward-looking statements that involve risks and uncertainties.

There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

Technical complications, which may arise, could prevent the prompt implementation of any strategically significant plan(s) outlined above. The Company undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

Investor Contact:

Tra-Digital IR

Investors@SinglePoint.com

(212) 389 - 9782 ext. 107

SOURCE SinglePoint Inc.

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